Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Northeast Indiana Bancorp, Inc. (the "Company") for the quarterly period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stepehn E. Zahn, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By: /s/ Stephen E. Zahn
Name: Stephen E. Zahn
Chief Executive Officer
May 12, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Northeast Indiana Bancorp, Inc. and will be retained by Northeast Indiana Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                                                             22.